Exhibit 99.1

News Release

RAYONIER REPORTS FOURTH QUARTER 2017 RESULTS

•	Fourth quarter net income attributable to Rayonier of $64.2 million ($0.50 per share) on revenues of $239.7 million
•Fourth quarter pro forma net income of $25.4 million ($0.20 per share) on pro forma revenues of $186.3 million

•	Fourth quarter operating income of $80.1 million, pro forma operating income of $41.3 million and Adjusted EBITDA of $77.0 million

•	Full-year net income attributable to Rayonier of $148.8 million ($1.16 per share) on revenues of $819.6 million

•	Full-year pro forma net income of $82.5 million ($0.65 per share) on pro forma revenues of $724.2 million

•	Full-year operating income of $215.5 million, pro forma operating income of $149.2 million and Adjusted EBITDA of $290.5 million

•	Full-year cash provided by operations of $256.3 million and cash available for distribution (CAD) of $188.7 million
YULEE, FL — February 7, 2018 — Rayonier Inc. (NYSE:RYN) today reported fourth quarter net income attributable to Rayonier of $64.2 million, or $0.50 per share, on revenues1 of $239.7 million. This compares to net income attributable to Rayonier of $48.3 million, or $0.39 per share, on revenues1 of $229.3 million in the prior year quarter. The fourth quarter and prior year fourth quarter results included income from Large Dispositions2 of $38.8 million and $42.6 million, respectively. Excluding these items, pro forma net income3 was $25.4 million, or $0.20 per share, on pro forma revenues3 of $186.3 million versus $5.7 million, or $0.05 per share, on pro forma revenues3 of $151.6 million in the prior year period.
The following table summarizes the current quarter and comparable prior year period results on an actual and pro forma basis:

	Three Months Ended
(millions of dollars, except earnings per share (EPS))	December 31, 2017		December 31, 2016
	$	EPS	$	EPS

Revenues[1]	$239.7		$229.3
Large Dispositions[2]	(53.4)		(77.7)
Pro forma revenues[3]	$186.3		$151.6

Net income attributable to Rayonier	$64.2	$0.50	$48.3	$0.39
Large Dispositions[2]	(38.8)	(0.30)	(42.6)	(0.34)
Pro forma net income[3]	$25.4	$0.20	$5.7	$0.05

Fourth quarter operating income was $80.1 million versus $61.5 million in the prior year period. The current and prior fourth quarter operating income included $38.8 million and $42.6 million, respectively, from Large Dispositions.2 Excluding these items, current and prior fourth quarter pro forma operating income3 was $41.3 million and $18.9 million, respectively. Fourth quarter Adjusted EBITDA3 was $77.0 million versus $52.0 million in the prior year period.

1 Rayonier Way, Yulee, FL 32097 904-357-9100

The following table summarizes operating income (loss), pro forma operating income (loss)3 and Adjusted EBITDA3 for the current quarter and comparable prior year period:

	Three Months Ended December 31,
	Operating Income (Loss)		Pro forma Operating Income (Loss)[3]		Adjusted EBITDA[3]
(millions of dollars)	2017	2016	2017	2016	2017	2016
Southern Timber	$7.2	$8.1	$7.2	$8.1	$19.5	$20.8
Pacific Northwest Timber	2.4	(3.1)	2.4	(3.1)	10.6	7.2
New Zealand Timber	16.1	11.7	16.1	11.7	22.8	17.9
Real Estate	58.8	49.4	20.0	6.8	28.2	10.6
Trading	1.2	0.5	1.2	0.5	1.2	0.5
Corporate and other	(5.6)	(5.1)	(5.6)	(5.1)	(5.3)	(5.0)
Total	$80.1	$61.5	$41.3	$18.9	$77.0	$52.0

Full-year 2017 net income attributable to Rayonier was $148.8 million, or $1.16 per share, on revenues1 of $819.6 million. This compares to net income attributable to Rayonier of $212.0 million, or $1.73 per share, on revenues1 of $815.9 million in the prior year. The full-year results included $0.7 million of costs related to shareholder litigation4 and $67.0 million from Large Dispositions.2 The prior year results included $2.2 million of costs related to shareholder litigation4, $1.2 million of gain on foreign currency derivatives5 and $143.9 million from Large Dispositions.2 Excluding these items, pro forma net income3 was $82.5 million, or $0.65 per share, on pro forma revenues3 of $724.2 million versus $69.1 million, or $0.56 per share, on pro forma revenues3 of $608.6 million in the prior year.
The following table summarizes the current full-year and comparable prior year results on an actual and pro forma basis:

	Year Ended
(millions of dollars, except earnings per share (EPS))	December 31, 2017		December 31, 2016
	$	EPS	$	EPS

Revenues[1]	$819.6		$815.9
Large Dispositions[2]	(95.4)		(207.3)
Pro forma revenues[3]	$724.2		$608.6

Net income attributable to Rayonier	$148.8	$1.16	$212.0	$1.73
Costs related to shareholder litigation[4]	0.7	0.01	2.2	0.02
Gain on foreign currency derivatives[5]	—	—	(1.2)	(0.01)
Large Dispositions[2]	(67.0)	(0.52)	(143.9)	(1.18)
Pro forma net income[3]	$82.5	$0.65	$69.1	$0.56

Full-year operating income was $215.5 million versus $255.8 million in the prior year. The full-year operating income included $0.7 million of costs related to shareholder litigation4 and $67.0 million from Large Dispositions2. The prior year operating income included $2.2 million of costs related to shareholder litigation4, $1.2 million of gain on foreign currency derivatives5 and $143.9 million from Large Dispositions2. Excluding these items, pro forma operating income3 was $149.2 million versus $112.9 million in the prior year. Full-year Adjusted EBITDA3 was $290.5 million versus $239.7 million in the prior year.

1 Rayonier Way, Yulee, FL 32097 904-357-9100

The following table summarizes operating income (loss), pro forma operating income (loss)3 and Adjusted EBITDA3 for the current full year and comparable prior year:

	Year Ended December 31,
	Operating Income (Loss)		Pro forma Operating Income (Loss)[3]		Adjusted EBITDA[3]
(millions of dollars)	2017	2016	2017	2016	2017	2016
Southern Timber	$42.2	$43.1	$42.2	$43.1	$91.6	$92.9
Pacific Northwest Timber	1.1	(4.0)	1.1	(4.0)	33.1	21.2
New Zealand Timber	72.5	33.1	72.5	33.1	109.0	58.3
Real Estate	116.0	202.4	49.0	58.5	71.6	84.7
Trading	4.6	2.0	4.6	2.0	4.6	2.0
Corporate and other	(20.9)	(20.8)	(20.2)	(19.8)	(19.4)	(19.4)
Total	$215.5	$255.8	$149.2	$112.9	$290.5	$239.7

Full-year cash provided by operating activities was $256.3 million versus $203.8 million in the prior year. Full-year cash available for distribution (CAD)3 of $188.7 million increased $44.4 million versus the prior year primarily due to higher Adjusted EBITDA3 ($50.8 million) and lower cash interest paid ($0.2 million), partially offset by higher capital expenditures ($6.6 million).
“We are pleased with our fourth quarter results, as favorable performance in the Pacific Northwest Timber, New Zealand Timber and Real Estate segments more than offset the impact of lower harvest volumes and lower average stumpage prices in the Southern Timber segment,” said David Nunes, President and CEO. “Southern Timber volumes decreased 5% relative to the prior year quarter, as wet weather conditions hampered access in certain areas. Average stumpage prices in Southern Timber decreased 4% relative to the prior year quarter primarily due to geographic mix. In Pacific Northwest Timber, results improved significantly despite 10% lower volumes due to a 27% increase in delivered sawtimber prices relative to the prior year quarter, reflecting strong domestic and export market conditions. New Zealand Timber results also improved significantly versus the prior year quarter, driven by 16% higher harvest volumes and increases in export and domestic sawtimber prices of 11% and 7%, respectively. Real Estate results, excluding the gain on Large Dispositions2, were significantly above the prior year quarter driven by an increase in the number of acres sold, partially offset by lower average pricing, reflecting the mix of properties sold.”
Southern Timber
Fourth quarter sales1 of $32.5 million decreased $2.5 million, or 7%, versus the prior year period. Harvest volumes decreased 5% to 1.22 million tons versus 1.29 million tons in the prior year period, primarily due to storms in the fourth quarter resulting in wet ground conditions that limited access in certain areas. Average pine sawtimber stumpage prices decreased 9% to $24.44 per ton versus $26.75 per ton in the prior year period, while average pine pulpwood stumpage prices decreased 4% to $15.16 per ton versus $15.83 per ton in the prior year period. The decrease in average sawtimber and pulpwood stumpage prices was driven primarily by geographic mix, including a lump-sum sale of 165,000 tons in one of the Company’s lowest-priced regions. Overall, weighted-average stumpage prices (including hardwood) decreased 4% to $18.24 per ton versus $19.06 per ton in the prior year period. Operating income of $7.2 million decreased $0.9 million versus the prior year period due to lower weighted-average stumpage prices ($1.0 million), lower volumes ($0.7 million), higher depletion rates ($0.2 million) and higher road maintenance costs ($0.2 million), which were partially offset by higher non-timber income ($0.6 million) and lower overhead expense ($0.6 million).
Fourth quarter Adjusted EBITDA3 of $19.5 million was $1.3 million below the prior year period.

1 Rayonier Way, Yulee, FL 32097 904-357-9100

Pacific Northwest Timber
Fourth quarter sales1 of $26.4 million increased $3.0 million, or 13%, versus the prior year period. Harvest volumes decreased 10% to 321,000 tons versus 356,000 tons in the prior year period, primarily due to the decision to defer approximately 50,000 tons of volume into 2018 to capture improving market pricing. Average delivered sawtimber prices increased 27% to $95.34 per ton versus $74.97 per ton in the prior year period, while average delivered pulpwood prices increased 12% to $44.44 per ton versus $39.62 per ton in the prior year period. The increase in average sawtimber prices was due to stronger domestic and export markets. The increase in average pulpwood prices was due to geographic mix and additional chip export demand in the Washington market. Operating income of $2.4 million increased $5.5 million relative to an operating loss of $3.1 million in the prior year period due to higher prices ($4.4 million), lower depletion rates ($1.0 million) and higher non-timber income ($0.1 million).
Fourth quarter Adjusted EBITDA3 of $10.6 million was $3.4 million above the prior year period.
New Zealand Timber
Fourth quarter sales1 of $59.3 million increased $9.2 million, or 18%, versus the prior year period. Harvest volumes increased 16% to 649,000 tons versus 562,000 tons in the prior year period, driven primarily by incremental volume from recent acquisitions. Average delivered prices for export sawtimber increased 11% to $115.77 per ton versus $104.26 per ton in the prior year period, while average delivered prices for domestic sawtimber increased 7% to $83.02 per ton versus $77.41 per ton in the prior year period. The increase in export sawtimber prices was primarily due to stronger demand from China. The increase in domestic sawtimber prices (in U.S. dollar terms) was driven by strong local demand for construction materials, partially offset by a modest decrease in the NZ$/US$ exchange rate (US$0.70 per NZ$1.00 versus US$0.72 per NZ$1.00). Excluding the impact of foreign exchange rates, domestic sawtimber prices increased 11% from the prior year period. Operating income of $16.1 million increased $4.4 million versus the prior year period due to higher prices ($5.3 million) and higher volumes ($2.1 million), which were partially offset by lower carbon sales ($2.8 million), higher road maintenance costs ($0.1 million) and higher depletion rates ($0.1 million).
Fourth quarter Adjusted EBITDA3 of $22.8 million was $4.9 million above the prior year period.
Real Estate
Fourth quarter sales1 of $85.9 million decreased $2.2 million versus the prior year period, while operating income of $58.8 million increased $9.4 million versus the prior year period. Fourth quarter sales and operating income included $53.4 million and $38.8 million, respectively, from Large Dispositions2. The prior year fourth quarter sales and operating income included $77.7 million and $42.6 million, respectively, from Large Dispositions2. Excluding these items, pro forma sales3 of $32.5 million increased $22.1 million versus the prior year period, while pro forma operating income3 of $20.0 million increased $13.2 million versus the prior year period due to a higher number of acres sold (7,475 acres sold versus 1,489 acres sold in the prior year period), partially offset by a decrease in weighted-average prices ($4,378 per acre versus $6,929 per acre in the prior year period) due to the mix of properties sold.
Improved Development closings of $6.4 million in the Wildlight development project included 20.7 acres of commercial property for $6.0 million ($292,553 per acre) and 8 residential lots for $0.4 million ($46,000 per lot or $344,000 per acre). Based on ongoing site development obligations, $6.1 million of revenue was recognized in the fourth quarter.
Rural sales of $3.3 million were comprised of 1,204 acres at an average price of $2,721 per acre. This compares to the prior year quarter sales of $1.5 million, comprised of 504 acres at an average price of $2,749 per acre.
Non-strategic / Timberland sales of $23.0 million were comprised of 6,249 acres at an average price of $3,686 per acre, including a sale of 1,922 acres in Nassau County, Florida for $4,000 per acre. This compares to the prior year quarter sales of $5.6 million, comprised of 901 acres at an average price of $6,228 per acre, including 816 acres in Washington for $6,495 per acre.

1 Rayonier Way, Yulee, FL 32097 904-357-9100

Large Dispositions2 of $53.4 million were comprised of 24,645 acres in Alabama an average price of $2,167 per acre. This compares to Large Dispositions2 in the prior year quarter of $77.7 million comprised of 37,114 acres in Alabama and Mississippi at an average price of $2,094 per acre.
Fourth quarter Adjusted EBITDA3 of $28.2 million was $17.6 million above the prior year period.
Trading
Fourth quarter sales1 of $35.6 million increased $2.9 million versus the prior year period due to higher volumes and prices. Sales volumes increased 2% to 326,000 tons versus 321,000 tons in the prior year period. Average prices increased 8% to $108.07 per ton versus $100.41 per ton in the prior year period primarily due to stronger demand from China. Operating income and Adjusted EBITDA3 of $1.2 million increased $0.7 million versus the prior year period.
Other Items
Fourth quarter corporate and other operating expenses of $5.6 million increased $0.5 million versus the prior year period due to higher selling, general and administrative costs ($0.5 million), higher depreciation expense ($0.2 million) and a reduction in overhead costs historically allocated to operating segments ($0.6 million), partially offset by lower pension expense ($0.8 million).
Fourth quarter interest expense of $8.5 million decreased $0.1 million versus the prior year period due to lower average debt.
Fourth quarter income tax expense of $4.9 million increased $2.1 million versus the prior year period due to improved results from the New Zealand JV, which is the primary driver of income tax expense.
Outlook
“In 2018, we expect to achieve net income attributable to Rayonier of $78 to $87 million and Adjusted EBITDA of $280 to $305 million,” added Nunes. “In our Southern Timber segment, we expect an increase in harvest volumes with a full-year contribution from our 2017 acquisitions in Florida, Georgia and South Carolina. We further anticipate modestly improved pricing in certain Southern markets; however, we expect overall pricing in the Southern Timber segment to be relatively flat to 2017 average pricing due to geographic mix. In our Pacific Northwest Timber segment, we expect a modest increase in harvest volumes as well as higher sawtimber prices relative to 2017 average pricing due to stronger domestic and export markets. In our New Zealand Timber segment, we expect a modest increase in harvest volumes and continued strong pricing dynamics driven by solid demand in both domestic and export markets. In our Real Estate segment, we continue to focus on unlocking the long-term value of our HBU development and rural property portfolio. Following a year of meaningful infrastructure investments in our Wildlight development project, we expect additional residential and commercial closings in 2018.”

1 Rayonier Way, Yulee, FL 32097 904-357-9100

Conference Call
A conference call and live audio webcast will be held on Thursday, February 8, 2018 at 10:00 AM EST to discuss these results.
Access to the live audio webcast will be available at www.rayonier.com. A replay of the webcast will be archived on the Company’s website and available shortly after the call.
Investors may listen to the conference call by dialing 800-369-1184 (domestic) or 415-228-3898 (international), passcode: Rayonier. A replay of the conference call will be available one hour following the call until Thursday, February 15, 2018 by dialing 866-756-0537 (domestic) or 203-369-3006 (international), passcode: 2082018.
Complimentary copies of Rayonier press releases and other financial documents are also available by calling (904) 357-9100.
1In an effort to report certain revenue and expenses in a manner more representative of activities that constitute ongoing central operations, the Company has changed its classification of non-timber income, including lease and license income, carbon credit sales, log agency fees and other non-timber income, net of costs, from “Other Operating Income, Net” to “Sales” and “Cost of Sales.” This reclassification was applied retrospectively to all periods presented.
2”Large Dispositions” are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have a demonstrable premium relative to timberland value.
3Pro forma net income, pro forma revenues (sales), pro forma operating income (loss), Adjusted EBITDA and CAD are non-GAAP measures defined and reconciled to GAAP in the attached schedules.
4“Costs related to shareholder litigation” include expenses incurred as a result of the securities litigation and the shareholder derivative demands. See Note 10—Contingencies of Item 8 — Financial Statements and Supplementary Data in the Company’s most recent Annual Report on Form 10-K. In addition, these costs include the costs associated with the Company’s response to a subpoena it received from the SEC in November 2014. In July 2016, the Division of Enforcement of the SEC notified the Company that it had concluded its investigation into the Company.
5Gain on foreign currency derivatives is the gain resulting from the foreign exchange derivatives the Company used to mitigate the risk of fluctuations in foreign exchange rates while awaiting the capital contribution to the New Zealand JV.
About Rayonier
Rayonier is a leading timberland real estate investment trust with assets located in some of the most productive softwood timber growing regions in the United States and New Zealand. As of December 31, 2017, Rayonier owned, leased or managed approximately 2.6 million acres of timberlands located in the U.S. South (1.8 million acres), U.S. Pacific Northwest (378,000 acres) and New Zealand (410,000 acres). More information is available at www.rayonier.com.
___________________________________________________________________________
Forward-Looking Statements - Certain statements in this presentation regarding anticipated financial outcomes including Rayonier’s earnings guidance, if any, business and market conditions, outlook, expected dividend rate, Rayonier’s business strategies, including expected harvest schedules, timberland acquisitions, sales of non-strategic timberlands, the anticipated benefits of Rayonier’s business strategies, and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.
The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings; entry of new competitors into our markets; changes in global economic conditions and world events; fluctuations in demand for our products in Asia, and especially China; various lawsuits relating to matters arising out of our previously announced internal review and restatement of our consolidated financial statements; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third party logging and trucking services; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, and endangered species, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires, which can adversely affect our timberlands and the production, distribution and availability of our products; interest rate and currency movements; our capacity to incur additional debt; changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors; changes in key management and personnel; our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment; the cyclical nature of the real estate business generally; a delayed or weak recovery in the housing market; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida, which also may be affected

1 Rayonier Way, Yulee, FL 32097 904-357-9100

by changes in law, policy and political factors beyond our control; unexpected delays in the entry into or closing of real estate transactions; changes in environmental laws and regulations that may restrict or adversely impact our ability to sell or develop properties; the timing of construction and availability of public infrastructure; and the availability of financing for real estate development and mortgage loans.
For additional factors that could impact future results, please see Item 1A - Risk Factors in the Company’s most recent Annual Report on Form 10-K and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC.
Non-GAAP Financial Measures - To supplement Rayonier’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Rayonier uses certain non-GAAP measures, including “cash available for distribution,” “pro forma revenues (sales),” “pro forma operating income (loss),” “pro forma net income,” and “Adjusted EBITDA,” which are defined and further explained in this communication. Reconciliation of such measures to the nearest GAAP measures can also be found in this communication. Rayonier’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
Contacts:
Investors/Media
Mark McHugh
904-357-9100
investorrelations@rayonier.com

# # #

1 Rayonier Way, Yulee, FL 32097 904-357-9100

RAYONIER INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
December 31, 2017 (unaudited)
(millions of dollars, except per share information)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
SALES (a)	$239.7	$184.4	$229.3	$819.6	$815.9
Costs and Expenses
Cost of sales (a)	149.8	137.0	162.6	568.3	526.4
Selling and general expenses	10.5	9.9	11.1	40.2	42.8
Other operating income, net (a)	(0.7)	(1.8)	(5.9)	(4.4)	(9.1)
OPERATING INCOME	80.1	39.3	61.5	215.5	255.8
Interest expense	(8.5)	(8.6)	(8.6)	(34.1)	(32.2)
Interest income and miscellaneous income (expense), net	0.2	1.1	0.4	1.9	(0.8)
INCOME BEFORE INCOME TAXES	71.8	31.8	53.3	183.3	222.8
Income tax expense	(4.9)	(3.0)	(2.8)	(21.8)	(5.0)
NET INCOME	66.9	28.8	50.5	161.5	217.8
Less: Net income attributable to noncontrolling interest	2.7	4.1	2.2	12.7	5.8
NET INCOME ATTRIBUTABLE TO RAYONIER INC.	$64.2	$24.7	$48.3	$148.8	$212.0
EARNINGS PER COMMON SHARE
Basic earnings per share attributable to Rayonier Inc.	$0.50	$0.19	$0.39	$1.17	$1.73
Diluted earnings per share attributable to Rayonier Inc.	$0.50	$0.19	$0.39	$1.16	$1.73

Pro forma net income per share (b)	$0.20	$0.19	$0.05	$0.65	$0.56

Weighted Average Common Shares used for determining
Basic EPS	128,653,911	128,610,696	122,618,278	127,367,608	122,585,200
Diluted EPS	129,193,264	128,965,780	122,900,350	127,809,949	122,812,323

(a)
In an effort to report certain revenue and expenses in a manner more representative of activities that constitute ongoing central operations, the Company has changed its classification of non-timber income, including lease and license income, carbon credit sales, log agency fees and other non-timber income, net of costs, from “Other Operating Income, Net” to “Sales” and “Cost of Sales.” This reclassification was applied retrospectively to all periods presented.

(b)    Pro forma net income per share is a non-GAAP measure. See Schedule F for definition and a reconciliation to the nearest GAAP measure.

A

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2017 (unaudited)
(millions of dollars)

	December 31,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$112.7	$85.9
Assets held for sale	—	23.2
Other current assets	70.9	55.8
Timber and timberlands, net of depletion and amortization	2,462.1	2,291.0
Higher and better use timberlands and real estate development investments	80.8	70.4
Property, plant and equipment	32.6	23.1
Less - accumulated depreciation	(9.3)	(9.1)
Net property, plant and equipment	23.3	14.0
Restricted cash	59.7	71.7
Other assets	49.0	73.8
	$2,858.5	$2,685.8
Liabilities and Shareholders’ Equity
Current maturities of long-term debt	$3.4	$31.7
Other current liabilities	65.1	60.3
Long-term debt	1,022.0	1,030.2
Other non-current liabilities	75.0	66.7
Total Rayonier Inc. shareholders’ equity	1,593.1	1,411.7
Noncontrolling interest	99.9	85.2
Total shareholders’ equity	1,693.0	1,496.9
	$2,858.5	$2,685.8

B

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
December 31, 2017 (unaudited)
(millions of dollars, except share information)

	Common Shares		Retained Earnings	Accumulated Other Comprehensive Income/(Loss)	Non-controlling Interest	Shareholders’ Equity
	Shares	Amount
Balance, December 31, 2015	122,770,217	$708.8	$612.8	($33.5)	$73.6	$1,361.7
Net income	—	—	212.0	—	5.8	217.8
Dividends ($1.00 per share)	—	—	(123.2)	—	—	(123.2)
Issuance of shares under incentive stock plans	179,743	1.6	—	—	—	1.6
Stock-based compensation	—	5.1	—	—	—	5.1
Repurchase of common shares made under repurchase program	(35,200)	—	(0.7)	—	—	(0.7)
Other (a)	(10,392)	(5.6)	—	34.4	5.8	34.6
Balance, December 31, 2016	122,904,368	$709.9	$700.9	$0.9	$85.2	$1,496.9
Net income	—	—	148.8	—	12.7	161.5
Dividends ($1.00 per share)	—	—	(128.0)	—	—	(128.0)
Issuance of shares under incentive stock plans	322,314	4.8	—	—	—	4.8
Stock-based compensation	—	5.4	—	—	—	5.4
Issuance of shares under equity offering	5,750,000	152.4	—	—	—	152.4
Other (a)	(5,906)	(0.2)	(14.3)	12.5	2.0	—
Balance, December 31, 2017	128,970,776	$872.3	$707.4	$13.4	$99.9	$1,693.0

(a)
Primarily includes the cumulative-effect adjustment related to the adoption of ASU No. 2016-16, shares purchased from employees in non-open market transactions to pay withholding taxes associated with the vesting of restricted stock, actuarial changes and amortization of pension and postretirement plan liabilities, foreign currency translation adjustments, and mark-to-market adjustments of qualifying cash flow hedges. The twelve months ended December 31, 2016 also include changes as a result of the recapitalization of the New Zealand JV.

C

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
December 31, 2017 (unaudited)
(millions of dollars)

	Year Ended December 31,
	2017	2016
Cash provided by operating activities:
Net income	$161.5	$217.8
Depreciation, depletion and amortization	127.6	115.1
Non-cash cost of land and improved development	13.7	11.7
Gain on large dispositions of timberlands	(67.0)	(143.9)
Other items to reconcile net income to cash provided by operating activities	27.2	12.7
Changes in working capital and other assets and liabilities	(6.7)	(9.6)
	256.3	203.8
Cash used for investing activities:
Capital expenditures	(65.3)	(58.7)
Real estate development investments	(15.8)	(8.7)
Purchase of timberlands	(242.9)	(366.5)
Assets purchased in business acquisition	—	(0.9)
Net proceeds from large dispositions of timberlands	95.2	203.9
Change in restricted cash	12.0	(48.2)
Rayonier office building	(6.1)	(6.3)
Other	(0.3)	2.2
	(223.2)	(283.2)
Cash (used for) provided by financing activities:
Net (decrease) increase in debt, net of issuance costs	(36.8)	236.6
Dividends paid	(127.1)	(122.8)
Proceeds from the issuance of common shares under incentive stock plan	4.8	1.6
Proceeds from the issuance of common shares from equity offering	152.4	—
Repurchase of common shares made under repurchase program	—	(0.7)
Other	(0.2)	(0.3)
	(6.9)	114.4
Effect of exchange rate changes on cash	0.6	(0.9)
Cash and cash equivalents:
Change in cash and cash equivalents	26.8	34.1
Balance, beginning of year	85.9	51.8
Balance, end of period	$112.7	$85.9

D

RAYONIER INC. AND SUBSIDIARIES
BUSINESS SEGMENT SALES, PRO FORMA SALES, OPERATING INCOME,
PRO FORMA OPERATING INCOME AND ADJUSTED EBITDA
December 31, 2017 (unaudited)
(millions of dollars)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Sales
Southern Timber	$32.5	$37.3	$35.0	$144.5	$151.2
Pacific Northwest Timber	26.4	19.1	23.4	91.9	77.8
New Zealand Timber	59.3	70.1	50.1	247.6	177.8
Real Estate	85.9	17.3	88.1	183.0	299.4
Trading	35.6	40.6	32.7	152.6	109.7
Total sales	$239.7	$184.4	$229.3	$819.6	$815.9

Pro forma sales (a)
Southern Timber	$32.5	$37.3	$35.0	$144.5	$151.2
Pacific Northwest Timber	26.4	19.1	23.4	91.9	77.8
New Zealand Timber	59.3	70.1	50.1	247.6	177.8
Real Estate	32.5	17.3	10.4	87.6	92.1
Trading	35.6	40.6	32.7	152.6	109.7
Pro forma sales	$186.3	$184.4	$151.6	$724.2	$608.6

Operating income (loss)
Southern Timber	$7.2	$11.5	$8.1	$42.2	$43.1
Pacific Northwest Timber	2.4	1.1	(3.1)	1.1	(4.0)
New Zealand Timber	16.1	19.3	11.7	72.5	33.1
Real Estate	58.8	11.4	49.4	116.0	202.4
Trading	1.2	1.1	0.5	4.6	2.0
Corporate and Other	(5.6)	(5.1)	(5.1)	(20.9)	(20.8)
Operating income	$80.1	$39.3	$61.5	$215.5	$255.8

Pro forma operating income (loss) (a)
Southern Timber	$7.2	$11.5	$8.1	$42.2	$43.1
Pacific Northwest Timber	2.4	1.1	(3.1)	1.1	(4.0)
New Zealand Timber	16.1	19.3	11.7	72.5	33.1
Real Estate	20.0	11.4	6.8	49.0	58.5
Trading	1.2	1.1	0.5	4.6	2.0
Corporate and Other	(5.6)	(5.1)	(5.1)	(20.2)	(19.8)
Pro forma operating income	$41.3	$39.3	$18.9	$149.2	$112.9

Adjusted EBITDA (a)
Southern Timber	$19.5	$24.2	$20.8	$91.6	$92.9
Pacific Northwest Timber	10.6	7.6	7.2	33.1	21.2
New Zealand Timber	22.8	28.4	17.9	109.0	58.3
Real Estate	28.2	13.4	10.6	71.6	84.7
Trading	1.2	1.1	0.5	4.6	2.0
Corporate and Other	(5.3)	(4.8)	(5.0)	(19.4)	(19.4)
Adjusted EBITDA	$77.0	$69.9	$52.0	$290.5	$239.7

(a)	Pro forma sales, Pro forma operating income and Adjusted EBITDA are non-GAAP measures. See Schedule F for definitions and reconciliations.

E

RAYONIER INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
December 31, 2017 (unaudited)
(millions of dollars except per share information)

LIQUIDITY MEASURES:
	Year Ended
	December 31,	December 31,
	2017	2016
Cash Provided by Operating Activities	$256.3	$203.8
Working capital and other balance sheet changes	(2.3)	(0.8)
Capital expenditures (a)	(65.3)	(58.7)
Cash Available for Distribution (b)	$188.7	$144.3

Net income	$161.5	$217.8
Interest, net and miscellaneous income	32.2	33.0
Income tax expense	21.8	5.0
Depreciation, depletion and amortization	127.6	115.1
Non-cash cost of land and improved development	13.7	11.7
Costs related to shareholder litigation (c)	0.7	2.2
Gain on foreign currency derivatives (d)	—	(1.2)
Large Dispositions (e)	(67.0)	(143.9)
Adjusted EBITDA (j)	$290.5	$239.7
Cash interest paid (f)	(36.0)	(36.2)
Cash taxes paid	(0.5)	(0.5)
Capital expenditures (a)	(65.3)	(58.7)
Cash Available for Distribution (b)	$188.7	$144.3

Cash Available for Distribution (b)	$188.7	$144.3
Real estate development investments	(15.8)	(8.7)
Cash Available for Distribution after real estate development investments	$172.9	$135.6

F

PRO FORMA SALES (g)

Three Months Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Real Estate	Trading	Total
December 31, 2017
Sales	$32.5	$26.4	$59.3	$85.9	$35.6	$239.7
Large Dispositions (e)	—	—	—	(53.4)	—	(53.4)
Pro forma sales	$32.5	$26.4	$59.3	$32.5	$35.6	$186.3

September 30, 2017
Sales	$37.3	$19.1	$70.1	$17.3	$40.6	$184.4
Large Dispositions (e)	—	—	—	—	—	—
Pro forma sales	$37.3	$19.1	$70.1	$17.3	$40.6	$184.4

December 31, 2016
Sales	$35.0	$23.4	$50.1	$88.1	$32.7	$229.3
Large Dispositions (e)	—	—	—	(77.7)	—	(77.7)
Pro forma sales	$35.0	$23.4	$50.1	$10.4	$32.7	$151.6

Year Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Real Estate	Trading	Total
December 31, 2017
Sales	$144.5	$91.9	$247.6	$183.0	$152.6	$819.6
Large Dispositions (e)	—	—	—	(95.4)	—	(95.4)
Pro forma sales	$144.5	$91.9	$247.6	$87.6	$152.6	$724.2

December 31, 2016
Sales	$151.2	$77.8	$177.8	$299.4	$109.7	$815.9
Large Dispositions (e)	—	—	—	(207.3)	—	(207.3)
Pro forma sales	$151.2	$77.8	$177.8	$92.1	$109.7	$608.6

PRO FORMA NET INCOME (h):

	Three Months Ended						Year Ended
	December 31, 2017		September 30, 2017		December 31, 2016		December 31, 2017		December 31, 2016
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share

Net income attributable to Rayonier Inc.	$64.2	$0.50	$24.7	$0.19	$48.3	$0.39	$148.8	$1.16	$212.0	$1.73
Costs related to shareholder litigation (c)	—	—	—	—	—	—	0.7	0.01	2.2	0.02
Gain on foreign currency derivatives (d)	—	—	—	—	—	—	—	—	(1.2)	(0.01)
Large Dispositions (e)	(38.8)	(0.30)	—	—	(42.6)	(0.34)	(67.0)	(0.52)	(143.9)	(1.18)
Pro forma net income	$25.4	$0.20	$24.7	$0.19	$5.7	$0.05	$82.5	$0.65	$69.1	$0.56

F

PRO FORMA OPERATING INCOME (LOSS) AND ADJUSTED EBITDA (i)(j):

Three Months Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Real Estate	Trading	Corporate and Other	Total
December 31, 2017
Operating income	$7.2	$2.4	$16.1	$58.8	$1.2	($5.6)	$80.1
Large Dispositions (e)	—	—	—	(38.8)	—	—	(38.8)
Pro forma operating income	$7.2	$2.4	$16.1	$20.0	$1.2	($5.6)	$41.3
Non-operating expense	—	—	(0.2)	—	—	—	(0.2)
Depreciation, depletion and amortization	12.3	8.2	6.9	3.1	—	0.3	30.8
Non-cash cost of land and improved development	—	—	—	5.1	—	—	5.1
Adjusted EBITDA	$19.5	$10.6	$22.8	$28.2	$1.2	($5.3)	$77.0

September 30, 2017
Operating income	$11.5	$1.1	$19.3	$11.4	$1.1	($5.1)	$39.3
Non-operating income	—	—	0.6	—	—	—	0.6
Depreciation, depletion and amortization	12.7	6.5	8.5	0.7	—	0.3	28.7
Non-cash cost of land and improved development	—	—	—	1.3	—	—	1.3
Adjusted EBITDA	$24.2	$7.6	$28.4	$13.4	$1.1	($4.8)	$69.9

December 31, 2016
Operating income (loss)	$8.1	($3.1)	$11.7	$49.4	$0.5	($5.1)	$61.5
Large Dispositions (e)	—	—	—	(42.6)	—	—	(42.6)
Pro forma operating income (loss)	$8.1	($3.1)	$11.7	$6.8	$0.5	($5.1)	$18.9
Depreciation, depletion and amortization	12.7	10.3	6.2	2.2	—	0.1	31.5
Non-cash cost of land and improved development	—	—	—	1.6	—	—	1.6
Adjusted EBITDA	$20.8	$7.2	$17.9	$10.6	$0.5	($5.0)	$52.0

Year Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Real Estate	Trading	Corporate and Other	Total
December 31, 2017
Operating income	$42.2	$1.1	$72.5	$116.0	$4.6	($20.9)	$215.5
Costs related to shareholder litigation (c)	—	—	—	—	—	0.7	0.7
Large Dispositions (e)	—	—	—	(67.0)	—	—	(67.0)
Pro forma operating income	$42.2	$1.1	$72.5	$49.0	$4.6	($20.2)	$149.2
Depreciation, depletion and amortization	49.4	32.0	36.4	9.0	—	0.8	127.6
Non-cash cost of land and improved development	—	—	0.1	13.6	—	—	13.7
Adjusted EBITDA	$91.6	$33.1	$109.0	$71.6	$4.6	($19.4)	$290.5

December 31, 2016
Operating income (loss)	$43.1	($4.0)	$33.1	$202.4	$2.0	($20.8)	$255.8
Costs related to shareholder litigation (c)	—	—	—	—	—	2.2	2.2
Gain on foreign currency derivatives (d)	—	—	—	—	—	(1.2)	(1.2)
Large Dispositions (e)	—	—	—	(143.9)	—	—	(143.9)
Pro forma operating income (loss)	$43.1	($4.0)	$33.1	$58.5	$2.0	($19.8)	$112.9
Depreciation, depletion and amortization	49.8	25.2	23.4	16.3	—	0.4	115.1
Non-cash cost of land and improved development	—	—	1.8	9.9	—	—	11.7
Adjusted EBITDA	$92.9	$21.2	$58.3	$84.7	$2.0	($19.4)	$239.7

(a)
Capital expenditures exclude timberland acquisitions of $242.9 million and $366.5 million and spending on the Rayonier office building of $6.1 million and $6.3 million during the twelve months ended December 31, 2017 and December 31, 2016, respectively.

(b)
Cash Available for Distribution (CAD) is a non-GAAP measure that management uses to measure cash generated during a period that is available for dividend distribution, repurchase of the Company’s common shares, debt reduction and strategic acquisitions. CAD is defined as cash provided by operating activities adjusted for capital spending (excluding timberland acquisitions and spending on the Rayonier office building) and working capital and other balance sheet changes. CAD is not necessarily indicative of the CAD that may be generated in future periods.

(c)
“Costs related to shareholder litigation” include expenses incurred as a result of the securities litigation and the shareholder derivative demands. See Note 10—Contingencies of Item 8 — Financial Statements and Supplementary Data in the Company’s most recent Annual Report on Form 10-K. In addition, these costs include the costs associated with the Company’s response to a subpoena it received from the SEC in November 2014. In July 2016, the Division of Enforcement of the SEC notified the Company that it had concluded its investigation into the Company.

F

(d)	The Company used foreign exchange derivatives to mitigate the risk of fluctuations in foreign exchange rates while awaiting the capital contribution to the New Zealand JV.

(e)
“Large Dispositions” are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have a demonstrable premium relative to timberland value. In 2017, the Company completed two dispositions of approximately 50,000 acres in total. In January 2017, the Company completed a disposition of approximately 25,000 acres of timberland located in Alabama for a sales price and gain of approximately $42.0 million and $28.2 million, respectively. In December 2017, the Company completed a second disposition of approximately 25,000 acres of timberland located in Alabama for a sales price and gain of approximately $53.4 million and $38.8 million, respectively. In 2016, the Company completed two dispositions of approximately 92,000 acres in total for a combined sales price and gain of approximately $207.3 million and $143.9 million, respectively.

(f)	Cash interest paid is presented net of patronage refunds received of $3.0 million and $0.4 million for the twelve months ended December 31, 2017 and December 31, 2016, respectively.

(g)
Pro forma revenues (sales) is defined as revenues (sales) adjusted for Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of ongoing operating results.

(h)
Pro forma net income is defined as net income attributable to Rayonier Inc. adjusted for costs related to shareholder litigation, the gain on foreign currency derivatives and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of ongoing operating results.

(i)
Pro forma operating income (loss) is defined as operating income (loss) adjusted for costs related to shareholder litigation, the gain on foreign currency derivatives and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of ongoing operating results.

(j)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, costs related to shareholder litigation, the gain on foreign currency derivatives and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It removes the impact of specific items that management believes do not directly reflect the core business operations on an ongoing basis.

F

RAYONIER INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE
December 31, 2017 (unaudited)
(millions of dollars)

ADJUSTED EBITDA GUIDANCE (a):
	2018
	Guidance
Net Income to Adjusted EBITDA Reconciliation
Net income	$88.7	-	$98.5
Less: Net income attributable to noncontrolling interest	(11.0)	-	(11.6)
Net income attributable to Rayonier Inc.	$77.7	-	$86.9

Interest, net	33.0	-	33.5
Income tax expense	14.3	-	15.5
Depreciation, depletion and amortization	126.0	-	135.5
Non-cash cost of land and improved development	18.0	-	22.0
Net income attributable to noncontrolling interest	11.0	-	11.6
Adjusted EBITDA (a)	$280.0	-	$305.0

(a)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, costs related to shareholder litigation, the gain on foreign currency derivatives and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It removes the impact of specific items that management believes do not directly reflect the core business operations on an ongoing basis.

G